                                                                      EXHIBIT 11

                         UNITED HEALTHCARE CORPORATION

               STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS(2)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                                                                 THREE MONTHS
                                                                                               ENDED MARCH 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
PRIMARY:
NET EARNINGS..............................................................................  $  108,879  $  118,946

LESS CONVERTIBLE PREFERRED STOCK DIVIDENDS................................................       7,188       7,188
                                                                                            ----------  ----------

NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS............................................  $  101,691  $  111,758
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Weighted-average number of common shares outstanding......................................     184,862     175,540
Additional equivalent shares issuable from assumed exercise of common stock options and
  warrants................................................................................       4,468       4,930
                                                                                            ----------  ----------

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING......................................     189,330     180,470
                                                                                            ----------  ----------
                                                                                            ----------  ----------
NET EARNINGS PER COMMON SHARE.............................................................  $     0.54  $     0.62
                                                                                            ----------  ----------
                                                                                            ----------  ----------
FULLY DILUTED(1):
NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS............................................  $  108,879  $  118,946
                                                                                            ----------  ----------
                                                                                            ----------  ----------

Weighted-average number of common shares outstanding......................................     184,862     175,540
Additional equivalent shares issuable from assumed exercise of common stock options and
  warrants................................................................................       4,476       4,930
Assumed conversion of convertible preferred stock.........................................      10,106      10,106
                                                                                            ----------  ----------

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING......................................     199,444     190,576
                                                                                            ----------  ----------
                                                                                            ----------  ----------
NET EARNINGS PER COMMON SHARE.............................................................  $     0.55  $     0.62
                                                                                            ----------  ----------
                                                                                            ----------  ----------

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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(2) As discussed more fully in Footnote 4 to the condensed consolidated financial statements, the Company is required to implement a new methodology for determining earnings per share in the fourth quarter of 1997. The impact of this new methodology is not expected to be material.